Exhibit 99.1

MURPHY OIL ANNOUNCES EARNINGS

EL DORADO, Arkansas, April 30, 2003 — Murphy Oil Corporation (NYSE: MUR) announced today that income before a required accounting change in the first quarter of 2003 was $94.1 million, $1.02 per diluted share, compared to income of $2.3 million, $.03 per diluted share, in the first quarter of 2002. The current period includes a $20.1 million gain related to resolution of prior years’ income tax matters, which increased the Company’s income by $.22 per share. In the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. Under this new standard, the Company recorded a cumulative, one-time, non-cash reduction of net income of $7 million, $.08 per share. The Company’s income excluding the tax gain and the accounting change was $74 million, $.80 per share.

Murphy’s income from exploration and production operations was $86.9 million in the first quarter of 2003 compared to $20.5 million in the same quarter of 2002. Higher sales prices for crude oil and natural gas and lower exploration expenses in Canada and Malaysia were the primary reasons for improved earnings. The Company’s worldwide crude oil and condensate sales prices averaged $26.87 per barrel for the current quarter compared to $19.76 per barrel in the first quarter of 2002. Total crude oil and gas liquids production was 74,984 barrels per day in the first quarter of 2003 compared to 74,292 barrels per day in the 2002 quarter. North American natural gas sales prices averaged $5.60 per thousand cubic feet (MCF) in the most recent quarter compared to $2.28 per MCF in the same quarter of 2002. Natural gas sales volumes declined from 309 million cubic feet per day in the first quarter of 2002 to 228 million cubic feet per day in the just completed quarter, primarily due to lower production from the Ladyfern field in western Canada and mature fields in the Gulf of Mexico. The Company’s 2003 hedging program reduced the average worldwide crude oil sales price and North American natural gas sales price by $3.54 per barrel and $.36 per MCF, respectively.

The Company’s refining and marketing operations incurred a loss of $3.5 million in the most recent quarter compared to a loss of $13.7 million in the 2002 quarter. The loss in the Company’s North American operations was approximately one-half of the loss in the first quarter of 2002, with the primary improvement coming from stronger retail marketing margins. Refining and marketing operations in the U.K. were profitable in the first quarter of 2003 after posting a loss in the same quarter of 2002.

Corporate functions, excluding the aforementioned resolution of income tax matters totaling $20.1 million, reflected a loss of $9.4 million in the 2003 quarter compared to a loss of $4.5 million in the first quarter 2002. The larger loss was primarily caused by higher retirement and medical expenses and lower income tax benefits in the current period.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Despite weak downstream margins during much of the quarter, Murphy Oil’s consolidated earnings were the best since the second quarter of 2001. High oil prices experienced in the just completed quarter have softened and with the wind-down of the war in Iraq, I do not expect to see any significant crude oil price spikes in the near-term. Natural gas prices should hold up well in the medium term, because low storage levels will make it difficult to achieve storage needs by the start of the gas-burning season in the fall. Production is expected to average 120,000 barrels of oil equivalent per day in the second quarter. New production is set to come on at the West Patricia field in Malaysia in early May and Medusa should start up early in the third quarter. We are currently drilling the Cool Papa prospect in Green Canyon Block 380 (37.5%) and exploratory drilling in deepwater Malaysia could begin as early as May. We currently expect earnings in the second quarter to be between $.50 and $.80 per share, with the wide range due to results of deepwater drilling in the Gulf of Mexico and Malaysia later in the quarter. Results could vary based on commodity prices, drilling results and timing of oil sales.”

The public is invited to access the Company’s conference call to discuss first quarter 2003 results on Thursday, May 1, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-218-8862. The telephone reservation number for the call is 534535. Replays of the call will be available through the same address on the Murphy website, and a recording of the call will be available through May 5 by calling 1-800-405-2236.

Summary financial data and operating statistics for the first quarter 2003 with comparisons to 2002 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2003		Three Months Ended March 31, 2002*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$50.7	12.8	30.1	(2.8)
Canada	181.6	55.8	120.6	17.8
United Kingdom	58.2	19.1	45.5	13.2
Ecuador	11.3	5.5	5.6	.8
Malaysia	—	(5.5)	—	(8.0)
Other	.7	(.8)	.6	(.5)

	302.5	86.9	202.4	20.5

Refining and marketing
North America	909.5	(6.4)	489.9	(11.5)
United Kingdom	122.3	2.9	80.7	(2.2)

	1,031.8	(3.5)	570.6	(13.7)

	1,334.3	83.4	773.0	6.8
Intersegment transfers elimination	(13.0)	—	(18.8)	—

	1,321.3	83.4	754.2	6.8
Corporate	1.0	10.7	1.0	(4.5)

Revenues/income from continuing operations	1,322.3	94.1	755.2	2.3
Discontinued operations, net of taxes	—	—	—	.2

Revenues/income before cumulative effect of accounting change	1,322.3	94.1	755.2	2.5
Cumulative effect of accounting change, net of taxes	—	(7.0)	—	—

Total revenues/net income	$1,322.3	87.1	755.2	2.5

*	Restated to conform to current presentation.

MURPHY OIL CORPORATION

RECONCILIATION OF NET INCOME TO

INCOME BEFORE SPECIAL ITEMS (Unaudited)

(Millions of dollars)

	First Quarter 2003
	Income as Reported	Special Items		Income Before Special Items
Exploration and production
United States	$12.8			12.8
Canada	55.8			55.8
United Kingdom	19.1			19.1
Ecuador	5.5			5.5
Malaysia	(5.5)			(5.5)
Other	(0.8)			(0.8)

	86.9			86.9

Refining and marketing
North America	(6.4)			(6.4)
United Kingdom	2.9			2.9

	(3.5)			(3.5)

Corporate	10.7	20.1	(a)	(9.4)

Income before cumulative effect of accounting change	94.1			74.0
Cumulative effect of accounting change	(7.0)	(7.0	)(b)	—

Total	$87.1	13.1		74.0

Diluted earnings per share	$0.94			0.80

(a)	Represents a benefit related to resolution of prior years' income tax matters.

(b)	Represents a one-time, noncash charge to adopt SFAS No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003. This one-time charge is required to recognize the effects of this accounting rule as if the Company had used this method since inception.

Note:	The Company's results of operations often include transactions which can affect underlying trends of operating results and comparability between years. Therefore, management uses a measure called "income before special items", which excludes those transactions. Although income before special items is a non-GAAP measure and is not considered to be an alternative to net income as reported under generally accepted accounting principles, this is the method used by management to evaluate the Company's operating results and, therefore, management believes that such information is useful to investors that want to compare the Company's earnings performance between periods. The Company has had settlements of income tax matters in the past and it may have such settlements in future periods.

MURPHY OIL CORPORATION

CONTINUING OIL AND GAS OPERATING RESULTS (Unaudited)

	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
	(Millions of dollars)
Three Months Ended March 31, 2003
Oil and gas sales and other operating revenues	$50.7	160.1	58.2	11.3	—	.7	21.5	302.5
Production expenses	7.8	19.3	11.5	4.2	—	—	14.4	57.2
Depreciation, depletion and amortization	8.3	40.3	9.6	1.5	.2	.1	2.0	62.0
Accretion expense	.8	1.2	.9	–	—	.1	.1	3.1
Exploration expenses
Dry holes	2.9	4.2	—	–	—	—	—	7.1
Geological and geophysical	3.6	1.5	—	–	4.4	—	—	9.5
Other	.5	.5	.1	–	—	.1	—	1.2

	7.0	6.2	.1		4.4	.1	—	17.8
Undeveloped lease amortization	2.6	3.7	—	–	—	—	—	6.3

Total exploration expenses	9.6	9.9	.1	–	4.4	.1	—	24.1

Selling and general expenses	4.6	4.1	1.1	.1	.9	1.6	.1	12.5
Income tax provisions (benefits)	6.8	32.7	15.9	–	—	(.3)	1.6	56.7

Results of operations (excluding corporate overhead and interest)	$12.8	52.6	19.1	5.5	(5.5)	(.9)	3.3	86.9

Three Months Ended March 31, 2002*
Oil and gas sales and other operating revenues	$30.1	98.9	45.5	5.6	—	.6	21.7	202.4
Production expenses	12.4	20.1	11.4	3.3	—	—	12.9	60.1
Depreciation, depletion and amortization	8.8	34.8	9.8	1.3	.3	.1	2.1	57.2
Exploration expenses
Dry holes	5.0	12.4	—	–	5.7	—	—	23.1
Geological and geophysical	2.0	7.8	—	–	.4	—	—	10.2
Other	.4	.6	.2	–	1.6	(.1)	—	2.7

	7.4	20.8	.2	–	7.7	(.1)	—	36.0
Undeveloped lease amortization	2.5	3.5	—	–	—	—	—	6.0

Total exploration expenses	9.9	24.3	.2	–	7.7	(.1)	—	42.0

Selling and general expenses	3.9	3.3	.8	.2	—	1.2	.1	9.5
Income tax provisions (benefits)	(2.1)	3.0	10.1	–	—	(.1)	2.2	13.1

Results of operations (excluding corporate overhead and interest)	$(2.8)	13.4	13.2	.8	(8.0)	(.5)	4.4	20.5

*	Restated to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended March 31,
	2003	2002*
Revenues	$1,322,313	755,209

Costs and expenses
Crude oil and product purchases	904,693	484,321
Operating expenses	154,013	128,362
Exploration expenses	24,150	42,021
Selling and general expenses	30,822	22,362
Depreciation, depletion and amortization	75,805	69,706
Accretion on discounted liabilities	3,115	—
Interest expense	13,961	9,542
Interest capitalized	(9,536)	(4,817)

	1,197,023	751,497

Income from continuing operations before income taxes	125,290	3,712
Income tax expense	31,185	1,381

Income from continuing operations	94,105	2,331
Discontinued operations, net of tax	—	203

Income before cumulative effect of change in accounting principle	94,105	2,534
Cumulative effect of change in accounting principle	(6,993)	—

Net income	$87,112	2,534

Per Common share—Basic
Continuing operations	$1.03	0.03
Discontinued operations	—	—
Cumulative effect of change in accounting principle	(0.08)	—

Net income	$0.95	0.03

Per Common share—Diluted
Continuing operations	$1.02	0.03
Discontinued operations	—	—
Cumulative effect of change in accounting principle	(0.08)	—

Net income	$0.94	0.03

Cash dividends per Common share	$.20	.1875
Average Common shares outstanding (thousands)
Basic	91,738	91,018
Diluted	92,350	91,806

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2003	2002
Net income	$87,112	2,534
Cash flow hedges	(1,238)	(376)
Foreign currency translation gain (loss)	52,647	(4,996)
Minimum pension liability adjustment	(707)	—

Comprehensive income (loss)	$137,814	(2,838)

*	Restated to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2003	2002
Operating Activities
Income from continuing operations	$94,105	2,331
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	75,805	69,706
Provisions for major repairs	6,410	4,579
Expenditures for major repairs and dismantlement costs	(3,780)	(2,104)
Dry holes	7,114	23,112
Amortization of undeveloped leases	6,332	6,062
Accretion expense	3,115	—
Deferred and noncurrent income tax benefits	(14,898)	(264)
Pretax gains from disposition of assets	(24)	(5,736)
Net (increase) decrease in operating working capital other than cash and cash equivalents	44,272	(66,189)
Other	(5,905)	32

Net cash provided by continuing operations	212,546	31,529
Net cash provided by discontinued operations	—	1,186

Net cash provided by operating activities	212,546	32,715

Investing Activities
Property additions and dry holes	(183,281)	(204,613)
Proceeds from sale of assets	8,006	27,877
Other—net	30	(145)
Investing activities of discontinued operations	—	(247)

Net cash required by investing activities	(175,245)	(177,128)

Financing Activities
Increase in notes payable	42,024	156,992
Decrease in nonrecourse debt of a subsidiary	(9,056)	(4,051)
Proceeds from exercise of stock options and employee stock purchase plans	943	18,058
Cash dividends paid	(18,353)	(17,057)
Other	(72)	—

Net cash provided by financing activities	15,486	153,942

Effect of exchange rate changes on cash and cash equivalents	(855)	(1,052)

Net increase in cash and cash equivalents	51,932	8,477
Cash and cash equivalents at January 1	164,957	82,652

Cash and cash equivalents at March 31	$216,889	91,129

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2002)

(Millions of dollars)

	March 31, 2003	Dec. 31, 2002
Working capital	$142.1	136.3
Total assets	4,244.3	3,885.8
Long-term debt
Notes payable	830.4	788.6
Nonrecourse debt	65.1	74.2
Stockholders' equity	1,714.4	1,593.6

	Three Months Ended March 31,
	2003	2002
Capital expenditures
Continuing operations
Exploration and production
United States	$50.6	74.7
Canada	57.1	77.1
Other	35.7	25.1

	143.4	176.9

Refining and marketing
North America	47.4	40.3
International	3.0	—

	50.4	40.3

Corporate	.2	.3

	194.0	217.5

Discontinued operations	—	.2

Total capital expenditures	194.0	217.7

Charged to exploration expenses*
United States	7.0	7.4
Canada	6.2	20.8
Other international	4.6	7.8

Total charged to exploration expenses	17.8	36.0

Total capitalized	$176.2	181.7

*	Excludes amortization of undeveloped leases of $6.3 million in 2003 and $6 million in 2002.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended March 31,
	2003	2002
Net crude oil, condensate and gas liquids produced – barrels per day	74,984	74,292
Continuing operations	74,984	73,130
Crude oil and condensate
United States	3,175	4,644
Canada – light	1,960	2,912
– heavy	9,287	9,722
– offshore	27,792	19,759
– synthetic	9,343	11,342
United Kingdom	18,248	18,892
Ecuador	3,370	4,184
Natural gas liquids
United States	144	379
Canada	1,474	1,157
United Kingdom	191	139
Discontinued operations	—	1,162

Net crude oil, condensate and gas liquids sold – barrels per day	78,299	80,208
Continuing operations	78,299	79,046
Crude oil and condensate
United States	3,175	4,689
Canada – light	1,960	2,912
– heavy	9,287	9,722
– offshore	29,807	21,436
– synthetic	9,343	11,342
United Kingdom	18,458	23,067
Ecuador	4,491	4,207
Natural gas liquids
United States	144	334
Canada	1,474	1,157
United Kingdom	160	180
Discontinued operations	—	1,162

Net natural gas sold – thousands of cubic feet per day	228,164	309,290
Continuing operations	228,164	305,737
United States	77,958	97,741
Canada	138,570	199,486
United Kingdom	11,636	8,510
Discontinued operations	—	3,553

Total net hydrocarbons produced – equivalent barrels per day*	113,011	125,840

Total net hydrocarbons sold – equivalent barrels per day*	116,326	131,756

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended March 31,
	2003		2002
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$24.78	(3)	19.94
Canada (2) – light	29.69		17.86
– heavy	12.65	(3)	13.39
– offshore	28.12	(3)	21.95
– synthetic	25.63	(3)	21.23
United Kingdom	32.46		20.73
Ecuador	27.88		14.84
Natural gas liquids – dollars per barrel (1)
United States	$25.25		14.28
Canada (2)	26.90		11.23
United Kingdom	24.27		15.10
Natural gas – dollars per thousand cubic feet
United States (1)	$6.30	(3)	2.60
Canada (2)	5.20	(3)	2.12
United Kingdom (2)	3.51		2.96

Refinery inputs – barrels per day	160,940		154,512
North America	124,778		117,729
United Kingdom	36,162		36,783

Petroleum products sold – barrels per day	228,261		191,318
North America	195,689		157,504
Gasoline	130,489		96,903
Kerosine	7,969		8,448
Diesel and home heating oils	37,687		35,725
Residuals	14,421		13,044
Asphalt, LPG and other	5,123		3,384
United Kingdom	32,572		33,814
Gasoline	10,001		12,848
Kerosine	2,546		2,656
Diesel and home heating oils	13,177		13,856
Residuals	4,506		2,812
LPG and other	2,342		1,642

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company's 2003 hedging program.

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